                                                                      Exhibit 11

                      Statement Regarding Computation of
                           Earnings per Common Share


Basic and diluted earnings per share were computed as follows:

(In thousands, except per share data)
                                       Three months ended     Six months ended
                                            June 30                June 30
--------------------------------------------------------------------------------
                                       2000          1999      2000       1999
                                       ----          ----      ----       ----

Basic earnings per share:
Earnings available for common shares:
 Net income                            $  941       1,248     1,656      2,358
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Weighted average common shares
    outstanding                         2,287       2,397     2,287      2,393
--------------------------------------------------------------------------------
Basic earnings per share               $  .41         .52       .72        .98
--------------------------------------------------------------------------------

Diluted earnings per share:
Net earnings available for common
    shares and common stock
    equivalent shares deemed to have
    a dilutive effect                  $  941       1,248     1,656      2,358
--------------------------------------------------------------------------------

Weighted average common shares
    outstanding                         2,287       2,397     2,287      2,393
Additional potentially dilutive
    securities (equivalent in common
    stock):
     Stock options                         90           22        56         26
--------------------------------------------------------------------------------
Total                                   2,377        2,419     2,343      2,419
--------------------------------------------------------------------------------
Diluted earnings per share             $  .40          .52       .71        .98
--------------------------------------------------------------------------------


The additional potentially dilutive securities calculation for 2000 and 1999 excludes an average of 20,300 and 42,900 options, respectively, because the exercise price of the options was greater than the average market price.